SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

ELKCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-1217920
(State of Incorporation or Organization)	(IRS Employer
Identification Number)
14911 Quorum Drive
Suite 600
Dallas, Texas	75254-1491
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Series A Participating Preferred Stock	New York Stock Exchange
Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

      Reference is hereby made to the Registration Statement on Form 8-A filed by ElkCorp (formerly known as Elcor Corporation) (the "Company") with the Securities and Exchange Commission on May 29, 1998, relating to the Rights Agreement by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), dated as of July 7, 1998, as amended on November 5, 2006 (the "Rights Agreement"). Such Registration Statement on Form 8-A is hereby incorporated by reference herein.

     On December 18, 2006, the Company entered into an Agreement and Plan of Merger (the "Agreement") with CGEA Investor, Inc., ("Merger Sub") and CGEA Holdings, Inc., ("Parent"). In connection with the Company's execution of the Agreement, on December 18, 2006 the Company and the Rights Agent executed an amendment to the Rights Agreement (the "Second Amendment"). The Second Amendment provides that, among other things, neither the execution of the Agreement nor the consummation of the Merger or the other transactions contemplated by the Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Merger Sub, Parent, nor any of their respective affiliates or associates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Agreement or the consummation of the Merger or any other transactions contemplated by the Agreement.

     The foregoing description is qualified in its entirety by reference to the Rights Agreement, as amended, and the Second Amendment, which are filed as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.	Exhibits.

4.1	Rights Agreement, dated as of July 7, 1998, between ElkCorp (formerly Elcor
Corporation) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as
amended on November 5, 2006 (incorporated by reference to Exhibits 4.1 and 4.2 to the Company's Current Report on Form 8-K dated November 6, 2006).

4.2	Second Amendment to Rights Agreement, dated as of December 18, 2006, by and between ElkCorp and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.
(incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form
8-K dated December 19, 2006).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ELKCORP

By: /s/ David G. Sisler
Name:	David G. Sisler
Title:	Vice President, General Counsel
and Secretary

Dated: December 20, 2006

EXHIBIT LIST

No.	Description

4.1	Rights Agreement, dated as of July 7, 1998, between ElkCorp
(formerly Elcor Corporation) and ChaseMellon Shareholder
Services, L.L.C., as Rights Agent, as amended on November 5, 2006
(incorporated by reference to Exhibits 4.1 and 4.2 to the Company's
Current Report on Form 8-K dated November 6, 2006).

4.2	Second Amendment to Rights Agreement, dated as of December 18,
2006, by and between ElkCorp and ChaseMellon Shareholder
Services, L.L.C., as Rights Agent (incorporated by reference to the
Company's Current Report on Form 8-K dated December 19, 2006).